 SCHEDULE OF PARTICIPATING DIRECTORS

Armstrong World Industries, Inc. has entered into director phantom stock unit agreements with certain of its directors, including James J. Gaffney, Robert C. Garland,
Judith R. Haberkorn, James J. O'Connor, Russell F. Peppet, Arthur J. Pergament,
John J. Roberts and Alexander M. Sanders, Jr.